SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to section 14(a) of the
                        Securities Exchange Act of 1934


          Filed by the Registrant    [  X  ]

          Filed by a Party other than the Registrant    [     ]

          Check the appropriate box:

          [     ]Preliminary Proxy Statement

          [     ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

          [  X  ]Definitive Proxy Statement

          [     ]Definitive Additional Materials

          [     ]Soliciting   Material  Pursuant  to  Section 240.14a-11(c) or
                 Section 240.14a-12


                         Century Telephone Enterprises, Inc.
        -----------------------------------------------------------------------
                  (Name of Registration as Specified In Its Charter)

        -----------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [  X  ]No fee required.

          [     ] Fee computed on table below per Exchange Act Rules 14a-6(i)
                 (1) and 0-11.

               1) Title of each class of securities to which transaction applies:

                    ----------------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                    ----------------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                    ----------------------------------------------------------

               4)   Proposed maximum aggregate value of transaction:


                    ----------------------------------------------------------

               5)   Total fee is paid:


                    ----------------------------------------------------------

          [     ]Fee paid previously with preliminary materials.

          [     ]Check box if any  part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

               ------------------------------------------------------

               2)   Form, Schedule or Registration Statement No.:

               ------------------------------------------------------

               3)   Filing Party:


               ------------------------------------------------------

               4)   Date Filed:


               ------------------------------------------------------




                         [CTEI LETTERHEAD]


Dear Shareholder:

     The enclosed proxy card solicited on behalf of the Board of Directors of Century Telephone Enterprises, Inc. indicates the number of votes that you will be entitled to cast at the Company's Annual Meeting of Shareholders to be held May 7, 1998, according to the stock records of the Company. At the Annual Meeting, the shareholders will consider and vote upon the election of five Class I directors.

     The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. In general, shares registered in the name of any natural person or estate that are represented by certificates dated prior to May 30, 1987 are presumed to have ten votes per share. All other shares are presumed to have only one vote per share.

     The Articles of Incorporation, however, set forth a list of circumstances in which the foregoing presumption may be refuted. Please review the provisions on the reverse side of this letter and, if you believe that the information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, send a letter to the Company at the above address briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

     The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise each shareholder concerned of its decision with respect thereto, although in many cases the Company will not have time to inform a shareholder of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.

                                        Very truly yours,

                                        /s/ Clarke M. Williams

                                        Clarke M. Williams
                                        Chairman of the Board

March 19, 1998

                           [CTEI LETTERHEAD]

Dear Shareholder:

     The enclosed proxy card solicited on behalf of the Board of Directors of Century Telephone Enterprises, Inc. indicates the number of shares that you will be entitled to have voted at the Company's Annual Meeting of Shareholders to be held May 7, 1998, according to the records of your broker, bank or other nominee. At the Annual Meeting, the shareholders will consider and vote upon the election of five Class I directors.

     The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. All shares held through a broker, bank or other nominee, however, are presumed to have one vote per share. The Articles of Incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held all of the attributes of beneficial ownership referred to in Paragraph 2 of the voting provisions printed on the reverse side of this letter since May 30, 1987. Please review those provisions and, if you believe that some or all of your shares are entitled to ten votes, you may follow one of the two procedures outlined below.

     First, you may write a letter to the Company at the above address describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted at the Annual Meeting so that, once a determination as to voting power is made, your votes may be counted.

     The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise the party furnishing such letter of its decision with respect thereto, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.

                                        Very truly yours,

                                        /s/ Clarke M. Williams

                                        Clarke M. Williams
                                        Chairman of the Board

March 19, 1998

                         [CTEI LETTERHEAD]



Dear  Participants  in the Company's Stock Bonus Plan and PAYSOP,  Employee
  Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees:

     As a participant in one or more of the above-listed plans you are entitled to direct the exercise of voting power with respect to shares of the Company's Common Stock held in such plans in connection with the Company's Annual Meeting of Shareholders to be held May 7, 1998. At such meeting, the shareholders will consider and vote upon the election of five Class I directors.

     If you choose to direct the exercise of the plans' voting power, all of your instructions (subject to certain limited exceptions) will be deemed to be made by you in your capacity as a "named fiduciary" under the plans, which require you to direct your votes in a manner that you believe to be prudent and in the best interests of the participants of each respective plan. If you wish to direct the exercise of such voting power in such manner, please complete and return the enclosed voting instruction card or cards no later than the close of business on May 5, 1998 in accordance with the accompanying instructions.

     Many of you will receive the attached proxy materials of the Company from both (i) Regions Bank, which is the trustee for the Company's Stock Bonus Plan and PAYSOP and Employee Stock Ownership Plan, and (ii) Merrill Lynch Trust Company FSB, which is the trustee for the Company's Dollars & Sense and Retirement Savings Plans. To ensure that your voting instructions are counted, please carefully review the instructions separately provided by each such trustee. It is important that all voting instruction cards relating to the Stock Bonus, PAYSOP or Employee Stock Ownership Plans are returned ONLY to Regions Bank and that all voting instruction cards relating to the Dollars & Sense and Retirement Savings Plans are returned ONLY to Merrill Lynch.

     If after reading the accompanying instructions you have any questions regarding the enclosed voting instruction cards, please contact the trustee responsible for administering the plan or plans to which your questions relate.

                                        Very truly yours,

                                        /s/ Clarke M. Williams

                                        Clarke M. Williams
                                        Chairman of the Board


March 19, 1998

                CENTURY TELEPHONE ENTERPRISES, INC.
                      100 CENTURY PARK DRIVE
                     MONROE, LOUISIANA  71203



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF
     CENTURY TELEPHONE ENTERPRISES, INC.

     The Annual Meeting of Shareholders of Century Telephone Enterprises, Inc. will be held at 2:00 p.m., local time, on May 7, 1998 at the Holiday Inn Professional Centre Atrium, 2011 Louisville Avenue, Monroe, Louisiana, for the following purposes:


1.   To elect five Class I directors; and

2. To transact such other business as may properly come before the meeting and any adjournments thereof.


     The Board of Directors has fixed the close of business on March 9, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.


                                   By Order of the Board of Directors


                                   /s/ Harvey P. Perry


                                   HARVEY P. PERRY, Secretary




Dated:  March 19, 1998


             ________________________________________

SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

             ________________________________________

                          VOTING PROVISIONS



    Paragraph C of Article III of the Company's Articles of Incorporation provides as follows:

                              * * * *

    (1) Each share of Common Stock and each outstanding share of the Series H Preferred Stock ("Voting Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.

    (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share;
(iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

          (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

          (c) In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses (i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.

          (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

    (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

          (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

          (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

          (c) any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

          (d) any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.

    (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.

    (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

    (6) Each share of Common Stock acquired upon conversion of the outstanding Series H Preferred Stock of the Corporation ("Convertible Stock") shall be deemed to have been beneficially owned by the same person continuously from the date on which such person acquired the Convertible Stock converted into such share of Common Stock.

    (7) Where a holder beneficially owns shares having ten votes per share and shares having one vote per share, and transfers beneficial ownership of less than all of the shares held, the shares transferred shall be deemed to consist, in the absence of evidence to the contrary, of the shares having one vote per share.

    (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

    (9) Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other shares of Common Stock in all other respects.

    (10) Each share of Voting Preferred Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical in all other respects to all other shares of Voting Preferred Stock in the same designated series.

    (11) Each share of Common Stock issued by the Corporation in a business combination transaction shall be deemed to have been beneficially owned by the person who received such share in the transaction continuously for the shortest period, as determined in good faith by the Board of Directors, that would be permitted for the transaction to be accounted for as a pooling of interests, provided that the Audit Committee of the Board of Directors has made a good faith determination that (a) such transaction has a bona fide business purpose,
(b) it is in the best interests of the Corporation and its shareholders that such transaction be accounted for as a pooling of interests under generally accepted accounting principals and (c) such issuance of Common Stock does not have the effect of nullifying or materially restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of voting stock of the Corporation. Notwithstanding the foregoing, (i) the Corporation shall not issue shares in a business combination transaction if such issuance would result in a violation of any rule or regulation regarding the per share voting rights of publicly-traded securities that is promulgated by the Securities and Exchange Commission or the principal exchange upon which the Common Stock is then listed for trading and (ii) nothing herein shall be interpreted to require the Corporation to account for any business combination transaction in any particular manner.

                CENTURY TELEPHONE ENTERPRISES, INC.
                      100 CENTURY PARK DRIVE
                     MONROE, LOUISIANA  71203
                          (318) 388-9500

                         -----------------
                          PROXY STATEMENT
                         -----------------

                          March 19, 1998


     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Century Telephone Enterprises, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). This proxy statement is first being mailed to shareholders of the Company on or about March 23, 1998.

     As of March 9, 1998, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 61,019,291 shares of common stock (the "Common Stock") and 324,238 shares of Series H and L voting preferred stock that vote together with the Common Stock as a single class on all matters ("Voting Preferred Stock" and, collectively with the Common Stock, "Voting Shares"). The Company's Articles of Incorporation (the "Articles") generally provide that holders of Voting Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures. Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of the Voting Shares, including a presumption that each Voting Share held by nominees or by any holder other than a natural person or estate entitles such holder to only one vote, unless the record holder thereof furnishes the Company with evidence to the contrary. Applying the presumptions described in Article III, the Company's records indicate that 120,175,269 votes are entitled to be cast at the Meeting, of which 119,803,889 (99.7%) are attributable to the Common Stock. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

     On or about March 31, 1998, the Company will effect a three-for-two stock split through the payment of a 50% stock dividend to each holder of record of Common Stock as of March 10, 1998. Because the number of votes that each shareholder will be entitled to cast at the Meeting will be based on share ownership as of March 9, 1998, the stock split will not affect your voting power. ACCORDINGLY, ALL INFORMATION PRESENTED IN THIS PROXY STATEMENT RELATING TO SHARE OWNERSHIP, VOTING POWER, SHARES SUBJECT TO OPTIONS AND OPTION EXERCISE PRICES HAS BEEN SET FORTH WITHOUT GIVING EFFECT TO THE STOCK SPLIT.

     If a shareholder is a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Service, the Company's proxy card covers shares credited to the shareholder's account under that plan, as well as shares registered in the participant's name. However, the proxy card will not serve as a voting instruction card for shares held for participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees. Instead, these participants will receive from the plan trustees separate voting instruction cards covering these shares. These voting instruction cards should be completed and returned in the manner provided in the instructions that accompany such cards.

     The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, for which the Company will reimburse them for expenses incurred in connection therewith. The Company has retained The Altman Group, Inc. to assist in the solicitation of proxies from brokers, banks, nominees and individuals, for which it will be paid a fee of $5,000 and will be reimbursed for certain out-of-pocket expenses.

                       ELECTION OF DIRECTORS

     The Articles authorize a board of directors of 14 members divided into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Five Class I directors will be elected at the Meeting. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of the five below-named nominees, each of whom has been recommended for election by the Board's Nominating Committee. Because no shareholder has timely nominated any individuals to stand for election at the Meeting in accordance with the Company's director nomination bylaw (which is described generally under the heading "Other Matters - Shareholder Nominations and Proposals"), the five below-named nominees will be the only individuals that may be elected at the Meeting. If for any reason any proposed nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies.

     The following provides certain information with respect to each proposed nominee and each other director whose term will continue after the Meeting, including his or her beneficial ownership of shares of Common Stock determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years and (iii) shares beneficially owned are held with sole voting and investment power. None of the persons named below beneficially owns more than 1% of the outstanding shares of Common Stock or is entitled to cast more than 1% of the total voting power.

-----------------------------------------------------------------------------

CLASS I DIRECTORS (TERM EXPIRES IN 2001):

-----------------------------------------------------------------------------

[Photo of Mr. Boles Omitted]

     WILLIAM R. BOLES, JR., age 41; a director since 1992; an executive officer, director and practicing attorney with Boles, Boles & Ryan, a professional law corporation.

     Committee  Memberships:  Insurance Evaluation (Chairman);  Shareholder
                              Relations

     Shares Beneficially Owned:   2,125

-----------------------------------------------------------------------------

[Photo of Mr. Hanks Omitted]

     W. BRUCE HANKS, age 43; a director since 1992; Senior Vice President-Corporate Development and Strategy of the Company since October 1996; President-Telecommunications Services of the Company (or a comparable predecessor position) between July 1989 and October 1996.

     Committee Memberships: Insurance Evaluation

     Shares Beneficially Owned: 199,763(1)

-----------------------------------------------------------------------------

[Photo of Mr. Melville Omitted]

     C. G. MELVILLE, JR., age 57; a director since 1968; private investor since 1992; retired executive officer of an equipment distributor.

     Committee Memberships: Audit; Insurance Evaluation; Nominating

     Shares Beneficially Owned: 11,334

-----------------------------------------------------------------------------

[Photo of Mr. Post Omitted]

     GLEN F. POST, III, age 45; a director since 1985; Vice Chairman of the Board, President and Chief Executive Officer of the Company.

     Committee Membership: Executive

     Shares Beneficially Owned: 428,367(1)

-----------------------------------------------------------------------------

[Photo of Mr. Williams Omitted]

     CLARKE M. WILLIAMS, age 76; a director since 1968; Chairman of the Board. Mr. Williams, who is the father-in-law of Harvey P. Perry, founded the Company's telephone business in 1946.

     Committee Membership: Executive (Chairman)

     Shares Beneficially Owned: 551,936(1)

-----------------------------------------------------------------------------

THE  BOARD  UNANIMOUSLY  RECOMMENDS  A  VOTE FOR  EACH  OF  THESE  PROPOSED
NOMINEES.

-----------------------------------------------------------------------------

CLASS II DIRECTORS (TERM EXPIRES IN 1999):

-----------------------------------------------------------------------------

[Photo of Ms. Boulet Omitted]

     VIRGINIA BOULET, age 44; a director since January 1995; Partner, Phelps Dunbar, L.L.P., a law firm.

     Committee Memberships: Audit; Shareholder Relations

     Shares Beneficially Owned: 2,037(2)

-----------------------------------------------------------------------------

[Photo of Mr. Butler Omitted]

     ERNEST BUTLER, JR., age 69; a director since 1971; President of I. E. Butler Securities, Inc., an investment banking firm, since February 1, 1998; for over 30 years prior to such time, served as an executive officer of Stephens Inc., an investment banking firm.

     Committee Memberships: Audit; Compensation (Chairman);
                            Shareholder Relations

               Shares Beneficially Owned: 337

-----------------------------------------------------------------------------

[Photo of Mr. Gardner Omitted]

     JAMES B. GARDNER, age 63; a director since 1981; Managing Director of a division of Service Asset Management Company, a financial services firm, and business consultant; President and Chief Executive Officer, Pacific Southwest Bank, F.S.B. from November 1991 to April 1994; for several years prior to November 1991, served as an executive officer of various banks or other financial service companies.

     Committee Memberships: Executive; Audit; Compensation

               Shares Beneficially Owned: 1,012

-----------------------------------------------------------------------------

[Photo of Mr. Hargrove Omitted]

     R. L. HARGROVE, JR., age 66; a director since 1985; retired as Executive Vice President of the Company in 1987 after 12 years of service as an officer; has acted since 1987 as a part-time consultant to local businesses and individuals regarding financial and tax matters.

     Committee   Memberships:   Executive;  Audit;  Shareholder   Relations
                                (Chairman)

               Shares Beneficially Owned: 29,987

-----------------------------------------------------------------------------

[Photo of Mr. Hebert Omitted]

     JOHNNY HEBERT, age 69; a director since 1968; President of Valley Electric, an electrical contractor.

     Committee Memberships: Audit; Nominating (Chairman); Insurance
                            Evaluation

     Shares Beneficially Owned: 3,247(3)

-----------------------------------------------------------------------------

CLASS III DIRECTORS (FOR TERM EXPIRING IN 2000):

-----------------------------------------------------------------------------

[Photo of Mr. Czeschin Omitted]

     CALVIN CZESCHIN, age 62; a director since 1975; President and Chief Executive Officer of Yelcot Telephone Company, Czeschin Motors and ComputerMart, Inc.

     Committee   Memberships:  Executive;  Audit  (Chairman);   Shareholder
                               Relations

     Shares Beneficially Owned: 187,164(4)

-----------------------------------------------------------------------------

[Photo of Mr. Hogan Omitted]

     F. EARL HOGAN, age 76; a director since 1968; managing partner of EDJ Farms Partnership, a farming enterprise, for several years prior to his retirement in December, 1997.

     Committee Memberships: Executive; Audit; Compensation

     Shares Beneficially Owned: 18,173

-----------------------------------------------------------------------------

[Photo of Mr. Perry Omitted]

     HARVEY P. PERRY, age 53; a director since 1990; Senior Vice President, General Counsel and Secretary of the Company. Mr. Perry is the son-in-law of Clarke M. Williams.

     Committee Membership: Executive

     Shares Beneficially Owned: 218,546

-----------------------------------------------------------------------------

[Photo of Mr. Reppond Omitted]

     JIM  D.  REPPOND,  age  56;  a  director  since  1986;  retired;  Vice
     President-Telephone Group of the Company from January 1995 to July 1996; President-Telephone Group of the Company (or a comparable predecessor position) from May 1987 to December 1994.

     Committee Memberships: Executive; Insurance Evaluation

     Shares Beneficially Owned: 28,410

-----------------------------------------------------------------------------

(1) Includes (i) shares of time-vested and performance-based restricted stock issued to the below-named officers under the Company's incentive compensation plans ("Restricted Stock"), with respect to which such officers have sole voting power but no investment power; (ii) shares ("Option Shares") that such officers have the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's incentive compensation plans; and (iii) shares (collectively, "Plan Shares") allocated to such officers' accounts as of December 31, 1997 under the Company's Stock Bonus Plan and PAYSOP and Employee Stock Ownership Plan ("ESOP"), and as of the Record Date under the Company's Dollars & Sense Plan ("401(k) Plan"), with respect to which such officers have sole voting power but no investment power, as follows:


                              Restricted
    Name                        Stock        Option Shares     Plan Shares
----------------------        ----------     -------------     -----------
W. Bruce Hanks                  6,854          166,410           22,312
Glen F. Post, III              14,342          350,645           32,108
Clarke M. Williams             16,578          498,336            6,222
Harvey P. Perry                 6,705          161,436           15,661


(2) Includes 434 shares held by Ms. Boulet as custodian for the benefit of her children.

(3) Includes 757 shares owned by Mr. Hebert's wife, as to which he disclaims beneficial ownership.

(4) Includes 5,332 shares owned by Mr. Czeschin's wife, as to which he disclaims beneficial ownership.

(5) Includes 95 shares owned by Mr. Perry's wife, as to which he disclaims beneficial ownership, and 1,215 shares held as custodian for the benefit of his children.

                                 -------------------

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

     During 1997 the Board held four regular meetings and nine special meetings.

     The  Board's  Executive  Committee,  which   met  twice  during  1997,  is
authorized to exercise all the powers of the Board to the extent permitted by law.

     The Board's Audit Committee meets with the Company's independent and internal auditors and the Company's personnel responsible for preparing its financial reports and is responsible for reviewing the scope and results of the auditors' examination of the Company, discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls, considering and recommending to the Board a certified public accounting firm for selection as the Company's independent auditors, and directing and supervising any special investigations as instructed by the Board. The Audit Committee held three meetings during 1997.

     The Board's Nominating Committee, which held two meetings in 1997, is responsible for recommending to the Board both a proposed slate of nominees for election as directors and the individuals proposed for appointment as officers. Any shareholder who wishes to make a nomination for the election of directors must do so in compliance with the procedures set forth in the Company's bylaws, which are discussed further under the heading "Other Matters - Shareholder Nominations and Proposals."

     The Board's Compensation Committee held four meetings during 1997. The Compensation Committee's Incentive Awards Subcommittee also held four meetings during 1997. Both the Committee and the Subcommittee are described further below.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company is paid an annual fee of $25,000 plus $1,500 for attending each regular Board meeting, $2,000 for attending each special Board meeting and $1,000 for attending each meeting of a Board committee. The Company is currently considering a proposal to pay additional amounts to Board committee chairmen. The Company permits such directors to defer all or a portion of their fees until the date designated by the director or the occurrence of certain specified events. Amounts so deferred earn interest equal to the one-year Treasury bill rate. Each director is also reimbursed for expenses incurred in attending meetings.

     Under the Company's Outside Directors' Retirement Plan, non-employee directors ("outside directors") who have completed five years of Board service are entitled to receive, upon normal retirement at age 70, monthly payments that on a per annum basis equal the director's annual rate of compensation for Board service at retirement plus the fee payable for attending one special board meeting. Outside directors who have completed ten years of service can also receive these payments upon early retirement at age 65, subject to certain benefit reductions. In addition, this plan provides certain disability and preretirement death benefits. The Company has established a trust to fund its obligations under this plan, but participants' rights to these trust assets are no greater than the rights of unsecured creditors. Outside directors whose service is terminated in connection with a change in control of the Company (as defined below) are entitled to receive a cash payment equal to the present value of their vested plan benefits, determined in accordance with the actuarial assumptions specified in the plan.

        VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and (ii) all of the Company's directors and executive officers as a group. The table also sets forth similar information for one of the executive officers listed in the Summary Compensation Table set forth elsewhere herein; similar information for each other executive officer listed in such table is included under the heading "Election of Directors." Unless otherwise indicated, all information is presented as of the Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.

                                      AMOUNT AND
                                       NATURE OF
                                      BENEFICIAL       PERCENT OF      PERCENT
NAME AND ADDRESS                     OWNERSHIP OF      OUTSTANDING    OF VOTING
OF BENEFICIAL OWNER                 COMMON STOCK(1)  COMMON STOCK(1)   POWER(2)
------------------------            ---------------  ---------------  ---------
Principal Shareholder:

   Regions Bank, as Trustee           5,045,586(3)        8.3%           32.4%
      (the "Trustee") of the
      Stock Bonus Plan and
      ESOP (the "Benefit Plans")
   P. O. Box 7232
   Monroe, Louisiana 71211

Management:

   R. Stewart Ewing, Jr.                189,484(4)           *             *

   All directors and executive        2,083,896(5)        3.3%            3.0%
   officers as a group (17 persons)

-----------------------------------
*    Represents less than 1%.

(1) Determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the persons listed. In addition to Common Stock, the Company has outstanding Series H and L Voting Preferred Stock that vote together with the Common Stock as a single class on all matters. Although one or more persons beneficially own in excess of 5% of each of these series of Voting Preferred Stock, the percentage of voting power held by these persons is immaterial. For additional information regarding the Voting Preferred Stock, see page 1 of this proxy statement.

(2) Based on the Company's records and, with respect to all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of these shares entitle the Trustee to cast ten votes per share.

(3) All voting power attributable to these shares is directed by the participants of the Benefit Plans, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" under such plans, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of each respective plan.

(4) Includes 6,699 shares of Restricted Stock, 154,803 Option Shares that Mr. Ewing has the right to acquire within 60 days of the Record Date and 15,704 Plan Shares allocated to his account as of December 31, 1997 under the Benefit Plans and as of the Record Date under the 401(k) Plan.

(5) Includes (i) 60,953 shares of Restricted Stock, (ii) 1,495,461 Option Shares that such persons have the right to acquire within 60 days of the Record Date, (iii) 118,537 Plan Shares allocated to their respective accounts as of December 31, 1997 under the Benefit Plans and as of the Record Date under the 401(k) Plan, (iv) 16,048 shares held of record by the spouses of certain directors and executive officers, as to which beneficial ownership is disclaimed, and (v) 1,713 shares held as custodian for the benefit of the children of the directors and executive officers.

          EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF COMPENSATION

     The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "named officers").

                          SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                               Compensation Awards
                                                                   ----------------------------------------
                                                                                                  Long-
                                                                                   No. of         Term
                                      Annual Compensation          Restricted    Securities     Incentive
Name and Current                     ------------------------        Stock       Underlying       Plan          All Other
Prinicipal Position          Year     Salary        Bonus(1)        Awards(1)      Options      Payouts(2)     Compensation(3)
------------------------     ----    --------      ----------      ----------    ----------     ----------     ---------------
Clarke M. Williams           1997    $535,854      $1,011,430      $102,477         87,993       $ 59,220          $98,619
  Chairman of the Board      1996     494,003         108,187        72,137              0              0           83,387
                             1995     470,864         107,357        71,584        126,336              0           81,295
Glen F. Post, III            1997     479,397         904,865        91,690         87,993         43,875           81,273
  Vice Chairman of the       1996     435,176          95,303        63,550              0              0           56,214
  Board, President and       1995     383,969          87,545        58,354        126,336              0           52,081
  Chief Executive Officer
W. Bruce Hanks               1997     261,207         475,084        31,247         26,496        32,552            49,361
  Senior Vice President-     1996     240,564          52,684        35,123              0             0            33,297
  Corporate Development      1995     228,975          72,581        34,796         36,552             0            34,842
  and Strategy
Harvey P. Perry              1997     254,600         462,888        30,426         26,496        32,906            48,677
  Senior Vice President,     1996     234,490          51,353        34,224              0             0            32,372
  Secretary and General      1995     223,201          50,890        33,919         36,552             0            32,410
  Counsel
R. Stewart Ewing, Jr.        1997     254,298         455,753        30,368         26,496        32,704             47,801
  Senior Vice President      1996     234,199          51,290        34,193              0             0             31,940
  and Chief Financial        1995     222,918          50,825        33,885         36,552             0             32,021
  Officer

----------------------

(1) The "Bonus" column reflects, for each year indicated, annual incentive bonuses granted pursuant to the Company's annual incentive programs and, for 1997 only, special cash bonuses for extraordinary services during 1997 in the following amounts: Mr. Williams, $761,666; Mr. Post, $681,415; Mr. Hanks, $371,284; Mr. Perry, $361,885; and Mr. Ewing, $361,463. (These
     amounts reflect 100% of the special bonuses paid to each of Messrs. Williams and Post, which were distributed in two installments in late 1997 and early 1998 in order to maximize the tax deductibility of these payments.) For additional information regarding the annual and special bonuses, see "- Report of Compensation Committee Regarding Executive Compensation--Bonuses."

     For each year indicated above, the Company has awarded a portion of the officers' annual incentive bonuses in the form of restricted stock that vests generally upon the passage of time provided the officer remains employed by the Company and, in 1997, the Company awarded a portion of the officers' long-term incentive compensation in the form of additional shares of restricted stock that vest based upon the passage of time
     (collectively, the "Time-Vested Restricted Shares"). The "Restricted Stock Awards" column above reflects, for each year indicated, the value of Time-Vested Restricted Shares awarded, determined as of the award date. In addition, as part of the long-term incentive compensation granted to the Company's officers in 1997, each officer named above received performance-based restricted shares (the "Performance-Based Restricted Shares") that will vest based on the performance of the Company's stock in relation to that of certain specified peer group companies, all as described further below under "- 1997 Long-Term Incentive Awards." The chart below sets forth additional information as of December 31, 1997 regarding the named officers' aggregate holdings of all Time-Vested Restricted Shares and Performance-Based Restricted Shares and the aggregate value thereof, determined as if all such restricted shares were fully vested. (This chart does not reflect Time-Vested Restricted Shares granted in February 1998 as incentive bonuses for the Company's 1997 performance nor unearned performance shares granted in 1997 and 1998 with respect to which shares of Common Stock have not been issued.)


                                           Performance-                   Aggregate
                         Time-Vested          Based                        Value at
                         Restricted        Restricted                    December 31,
       Name                Shares             Shares         Total           1997
------------------       -----------       ------------    --------      ------------
Mr. Williams             14,362               1,615        15,977        $  795,854
Mr. Post                 11,575               1,615        13,190           657,027
Mr. Hanks                 6,717                 486         7,203           358,799
Mr. Perry                 6,516                 486         7,002           348,787
Mr. Ewing                 6,510                 486         6,996           348,488


     Dividends are paid currently with respect to all shares described above. For additional information regarding the foregoing, see "- Report of Compensation Committee Regarding Executive Compensation."

(2) Reflects the value of Common Stock issued as a result of performance units awarded in 1993 being earned during 1997 based on the appreciation in the market value of the Common Stock since 1993. See "- Report of Compensation Committee Regarding Executive Compensation--Stock Incentive Programs---Stock Retention Program."

(3) Comprised of the Company's (i) matching contributions to the 401(k) Plan, as supplemented by matching contributions under the Company's Supplemental Dollars & Sense Plan, (ii) premium payments under a medical reimbursement plan that are attributable to benefits in excess of those provided generally for other employees, (iii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries (and no other benefit to such officers), and (iv) contributions pursuant to the Stock Bonus Plan and ESOP valued as of December 31, 1997 (as supplemented by contributions under the Company's Supplemental Defined Contribution Plan), in each case for and on behalf of the named executive officers as follows:

                                                                       Medical             Life         Stock Bonus Plan and
                                                 401(k) Plan             Plan             Insurance              ESOP
        Name                     Year           Contributions          Premiums           Premiums           Contributions
----------------------          -----           -------------         ----------         ----------     ---------------------
Mr. Williams                     1997            $         0          $  1,454           $  39,439          $  57,726
                                 1996                      0             1,344              38,887             43,156
                                 1995                      0             1,344              37,065             42,886

Mr. Post                         1997                 26,953             1,454               1,222             51,644
                                 1996                 15,895             1,344                 958             38,017
                                 1995                 14,982             1,344                 783             34,972

Mr. Hanks                        1997                 21,606             1,454                 546             25,755
                                 1996                 10,439             1,344                 498             21,016
                                 1995                 10,855             1,344                 443             22,200

Mr. Perry                        1997                 21,062             1,454               1,069             25,092
                                 1996                  9,579             1,344                 964             20,485
                                 1995                  9,883             1,344                 854             20,329

Mr. Ewing                        1997                 21,035             1,454                 678             24,634
                                 1996                  9,567             1,344                 569             20,460
                                 1995                  9,870             1,344                 504             20,303



                             -------------------

1997 OPTION GRANTS

     The   following   table  sets  forth  certain  information  concerning
nonqualified  stock  options   granted  in  1997  by  the  Incentive  Award
Subcommittee.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             Individual Grants
                        -----------------------------------------------------------
                           Number of    % of Total                                   Potential Realizable Value of Options
                          Securities      Options                                          at Assumed Annual Rates of
                          Underlying     Granted to                                      Stock Price Appreciation Over
                            Options     Employees in     Exercise     Expiration               Ten-Year Option Term
         Name             Granted(1)       1997          Price(2)       Date             (5%)               (10%)
         ----           -------------   ------------     --------     ----------      ---------------     --------------
Clarke M. Williams           87,993          19%          $30.375       2/24/07           $1,680,902          $4,259,735
Glen F. Post, III            87,993          19            30.375       2/24/07            1,680,902           4,259,735
W. Bruce Hanks               26,496           6            30.375       2/24/07              506,144           1,282,669
Harvey P. Perry              26,496           6            30.375       2/24/07              506,144           1,282,669
R. Stewart Ewing, Jr.        26,496           6            30.375       2/24/07              506,144           1,282,669
All Shareholders(3)      61,019,291          --            30.375       2/24/07        1,165,631,641       2,953,939,437


(1) As part of a three-year option program covering 1997, 1998 and 1999, one-third of these options were exercisable immediately, one-third became exercisable on February 24, 1998, and one-third will become exercisable on February 24, 1999.

(2) Does not reflect the effects of the Company's 50% stock dividend payable March 31, 1998. See page 1.

(3) The amounts shown as potential realizable value for all shareholders, which are presented for comparison purposes only, represent the aggregate net gain for all holders of record, as of March 9, 1998, of the Common Stock assuming a hypothetical option to acquire 61,019,291 shares of Common Stock (the number of such shares outstanding as of the Record Date) granted at $30.375 per share (the weighted average price of all options granted in 1997) on February 24, 1997 and expiring on February 24, 2007, if the price of Common Stock appreciates at the rates shown in the table. There can be no assurance that the potential realizable values shown in the table will be achieved. The Company neither makes nor endorses any prediction as to future stock performance.

OPTION EXERCISES AND HOLDINGS

   The following table sets forth certain information concerning the exercise of options during 1997 and unexercised options held at December 31, 1997.

 AGGREGATED OPTION EXERCISES  IN  LAST  FISCAL  YEAR AND FISCAL YEAR-END OPTION
VALUES



                               No. of                           Number of Securities              Value of Unexercised
                               Shares                          Underlying Unexercised             in-the-Money Options at
                              Acquired                      Options at December 31, 1997             December 31, 1997
                                 on         Value          -------------------------------    -----------------------------
        Name                  Exercise     Realized        Exercisable       Unexercisable     Exercisable    Unexercisable
------------------------   ------------  -------------     ------------      -------------    -------------   -------------
Clarke M. Williams            14,699     $    446,015         469,005            58,662       $10,489,350       $1,140,243
Glen F. Post, III             36,085        1,233,434         321,314            58,662         6,467,956        1,140,243
W. Bruce Hanks                     0                0         157,578            17,664         3,501,926          343,344
Harvey P. Perry               16,125          529,575         152,604            17,664         3,361,946          343,344
R. Stewart Ewing, Jr.              0                0         145,971            17,664         3,175,276          343,344


1997 LONG-TERM INCENTIVE AWARDS

     In February 1997, the Company granted performance-based restricted shares and performance shares (collectively, "Performance-Based Incentive Shares"), which constituted a portion of the long-term incentive compensation award granted to each of the Company's officers. See "- Report of Compensation Committee Regarding Executive Compensation--Stock Incentive Programs."

     The performance-based restricted shares will vest, and the performance shares will be earned, as of December 31, 2001 based on the Company's total shareholder return in relation to the total shareholder return of the group of peer companies selected by the Company for purposes of comparing its market performance against other companies as required by the federal proxy rules (the "peer companies"). For purposes of these calculations, total shareholder return means the increase in the stock price of the applicable company plus reinvestment of dividends for the five year period from January 1, 1997 through December 31, 2001 ("shareholder return"). Under the terms of the Performance-Based Incentive Shares, the number of such shares that will vest or be earned at the end of the five-year period will depend on how the Company's shareholder return compares to the average shareholder return of those companies comprising the top, middle and lower tiers of the peer companies (divided into equal thirds as nearly as possible).

     If the Company's shareholder return is less than the average shareholder return of the lower third of the peer companies, no Performance-Based Incentive Shares will vest or be earned. If the Company's shareholder return equals or exceeds the average shareholder return of the lower third of the peer companies, then up to 100% of the performance-based restricted shares will vest depending upon how favorably the Company's shareholder return compares to the average shareholder return of the middle third of the peer companies. In addition, if the Company's shareholder return exceeds the average shareholder return of the middle third of the peer companies, then up to 100% of the performance shares will be earned depending upon how favorably the Company's shareholder return compares to the average shareholder return of the top third of the peer companies. If the Company's shareholder return exceeds the average shareholder return of the top third of the peer companies, then all of the Performance-Based Incentive Shares will vest and be earned. If an officer's employment is terminated before December 31, 2001, such officer will receive the pro rata portion of his Performance-Based Incentive Shares based upon the number of full years that have elapsed and the Company's shareholder return in comparison to the peer companies.

     The  following   table   sets  forth  additional  information  about  the
Performance-Based Incentive Shares granted on February 24, 1997 to the named officers:

                              LONG-TERM INCENTIVE
                          AWARDS IN LAST FISCAL YEAR

                                                             Performance or
                            Number of        Number of     Other Period Until
                        Performance-Based   Performance       Maturation or
       Name             Restricted Shares     Shares             Payout
----------------------  -----------------   ------------   -----------------
Clarke M. Williams            1615              1616        December 31, 2001
Glen F. Post, III             1615              1616        December 31, 2001
W. Bruce Hanks                 486               487        December 31, 2001
Harvey P. Perry                486               487        December 31, 2001
R. Stewart Ewing               486               487        December 31, 2001

REPORT OF COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     GENERAL. The Board's Compensation Committee, either directly or through its Incentive Awards Subcommittee, monitors and establishes the compensation levels of the Company's executive officers and directors, administers the Company's incentive compensation programs, and performs other related tasks. The Committee is composed entirely of Board members who are not employees of the Company and the Subcommittee is composed entirely of Committee members who qualify as "outside directors" under
Section 162(m) of the Internal Revenue Code of 1986 and as "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     Compensation  Objectives.   During  1997,  the  Committee  applied the
following compensation objectives in connection with its deliberations:

     * compensating the Company's executive officers with salaries commensurate with the median salaries of similarly-situated executives at comparable companies

     *    providing   a   substantial   portion   of   the   executives'
          compensation in the form of incentive compensation based upon (i) the Company's annual, intermediate and long-term performance and
          (ii) the individual, departmental or divisional achievements of the executives

     *    encouraging team orientation

     * providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement

     In addition, to the extent that it is practicable and consistent with the Company's executive compensation objectives, the Committee intends to comply with Section 162(m) of the Internal Revenue Code of 1986 and any regulations promulgated thereunder (collectively, "Section 162(m)") in order to preserve the deductibility of performance-based compensation in excess of $1 million per taxable year to each of the named officers. If compliance with Section 162(m) conflicts with the Committee's compensation objectives or is deemed not to be in the best interests of shareholders, the Committee reserves the right to pursue its objectives, regardless of the tax implications of such actions.

     Overview of 1997 Compensation. During 1997, the Company's executive compensation was comprised of (i) salary, (ii) annual and special bonuses,
(iii) grants of long-term incentive compensation in the form of stock options, restricted stock (performance-based and time vested) and performance shares and (iv) other benefits typically provided to executives of comparable companies, all as described further below. For each such component of compensation, the Company's compensation levels were compared with those of comparable companies.

     During 1997, the Committee retained an independent consulting firm to review the Company's officer compensation programs. In connection with this review, the consulting firm compared the Company's officer compensation practices to that of a national group of several hundred companies. This group consisted of a substantial number of telecommunications companies (including several of the peer companies referred to in the Company's stock performance graph appearing elsewhere herein), but also included several hundred other companies (excluding financial service companies) that have revenue levels similar to the Company's.

     SALARY. The salary of the Chief Executive Officer and each other executive officer is based primarily on the officer's level of responsibility and comparisons to prevailing salary levels for similar officers at comparable companies. During 1997, the Committee's independent consulting firm surveyed the compensation practices of Century and comparable companies, and concluded that all of the named officers were receiving salaries within the salary ranges for comparable officers at comparable companies. Based principally upon the Committee's review of this report and generally prevailing rates of salary increases, the Committee increased the salary of each named officer 4.5% in May 1997. The Committee believes these raises were consistent with its objectives of (i) ensuring that the executive officers receive salaries comparable to those of similarly-situated executives and (ii) applying a team orientation to executive compensation.

     The Chairman's compensation is determined in the same manner as the compensation for all other executive officers, provided that his annual salary cannot be reduced below the minimum salary to which he is entitled under his 1993 employment agreement described below under the heading "- Employment Contract With Chairman and Change-in-Control Arrangements."

     BONUSES. As described further below, the Committee modified the Company's annual incentive bonus programs in 1997 to increase potential benefits to market levels and to base bonuses partially upon individual achievement. For the reasons described below, the Committee also elected to pay special bonuses for extraordinary services during 1997.

     Annual Incentive Bonus Programs. The Company maintains (i) a shareholder-approved short-term incentive program for its Chairman and its Chief Executive Officer and (ii) an annual incentive bonus program for the Company's other officers and managers. In connection with both of these bonus programs, the Compensation Committee annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. Historically, all of the bonuses payable under these programs have been based solely upon the Company's overall financial performance measured in terms of return on equity and, to a lesser extent, revenue growth. During 1997, however, the Committee determined that it was more appropriate to base a portion of the bonuses upon the individual, departmental or divisional achievements of each executive officer other than the Chairman and the President, each of whom will continue to receive annual bonuses based solely upon the Company's overall financial performance.

     In early 1997 the Committee recommended and the Company's shareholders approved awarding each of the Chairman and the Chief Executive Officer an incentive bonus for 1997 of 55% of their annual salaries if the Committee's 1997 targets were attained, a bonus of up to 110% of salary if the Committee's 1997 targets were substantially exceeded or no bonus if certain minimum target performance levels were not attained. For all other named officers, the Committee recommended incentive bonuses for 1997 of 40% of their annual salaries if the Committee's 1997 targets were attained, a bonus of up to 80% of salary if the Committee's 1997 targets were substantially exceeded or no bonus if certain minimum target performance levels were not attained. Payment of over 60% of the target bonus awards for each of these other named officers was based upon the Company's overall financial performance. Payment of the remainder of the target awards for these other officers was based upon the achievement of individual performance objectives developed principally by the Company's President and approved by the Committee.

     As a result of the Company exceeding its 1997 target for return on equity and nearly attaining its 1997 target for revenue growth, each of the Chairman and the Chief Executive Officer received a bonus equal to 68.2% of his 1997 salary. Based upon the Company's financial performance and the attainment of individual performance objectives, each other named officer received a bonus between 50.9% and 53.6% of his 1997 salary. The Incentive Awards Subcommittee elected to pay the 1997 incentive bonuses principally in cash, with the remainder being paid in the form of time-vested restricted stock that may not be transferred by the officer for three years and which, subject to certain exceptions, will be forfeited if prior to that time the officer leaves the Company.

     In determining the size of the executive officers' target bonuses, the Compensation Committee has historically reviewed the most current, readily available information furnished by its consultants and management as to the bonus practices among comparable companies. During 1996 and 1997, the Committee's independent consulting firm determined that the Company's target bonuses for prior years, measured as a percentage of salary, were substantially lower than those generally targeted by comparable companies, many of whom have elected in recent years to place greater percentages of total compensation at risk through short- and long-term incentive compensation programs. The increases in target bonus opportunities approved by the Committee in early 1997 were intended to eliminate the shortfall between the Company's prior bonus levels and those targeted by comparable companies.

     Special Bonuses. In late 1997 and early 1998, the Incentive Awards Subcommittee and the Board paid special bonuses to each full-time and part-time employee of the Company in recognition of extraordinary services associated with (i) the $179 million of aggregate pre-tax gains resulting from the May 1997 sale of the Company's competitive access subsidiary in exchange for publicly-traded stock and the November 1997 sale of substantially all of such publicly-traded stock, and (ii) the Company's acquisition of Pacific Telecom, Inc. ("PTI") in December 1997, including extraordinary efforts to negotiate and finance the transaction on attractive terms, to integrate PTI's operations into the Company's operations, to timely obtain regulatory approvals, and to consummate the transaction several months earlier than anticipated, the latter of which resulted in a $20 million reduction in the purchase price. The acquisition of PTI more than doubled the number of telephone access lines served by the Company, and substantially increased its mobile communications operations. The total amount of special bonuses payable to all employees for these extraordinary services was approximately $6.5 million.

     The amount of the special bonus paid to each executive officer was based upon the officer's salary then in effect. In connection with determining the size of these special bonuses payable to the executive officers, the Incentive Awards Committee considered, among other things,
(i) the $179 million of aggregate pre-tax gains associated with the Company's disposal of its competitive access subsidiary and the publicly-traded stock obtained in connection therewith, (ii) the extraordinary efforts required to consummate the purchase of PTI ahead of schedule and the $20 million purchase price reduction resulting therefrom, (iii) the key role performed by the executive officers in identifying and capturing the benefits afforded by these transactions, (iv) the substantial appreciation in the market price of the Company's Common Stock during 1997, and (v) the importance of encouraging team orientation by allocating these bonuses strictly in proportion to each executive officer's salary. To ensure that substantially all of the special bonus payments will be deductible under
Section 162(m), payment of a portion of the bonuses payable to each of the Chairman and the President was deferred until January 1998. For more information, see "- Summary of Compensation."

     STOCK INCENTIVE PROGRAMS. The Company's current incentive compensation programs authorize the Compensation Committee or the Incentive Awards Subcommittee to grant stock options and various other incentives to key personnel. The Committee and Subcommittee's philosophy with respect to stock incentive awards is to strengthen the relationship between compensation and growth in the market price of the Common Stock and thereby align the executive officers' financial interests with those of the Company's shareholders.

     Options granted under these programs become exercisable based upon criteria established by the Compensation Committee or Incentive Awards Subcommittee. The Subcommittee generally determines the size of option grants based on information furnished by its consultants regarding stock option practices among comparable companies and by creating greater opportunities for stock ownership the greater the recipient's responsibilities and duties. The Subcommittee also considers stock option grants made by the Company in the past for overlapping performance periods.

     1997 Grants. During 1997, the Subcommittee awarded to the Company's officers long-term incentive compensation consisting of (i) stock options on the terms outlined below under "- 1997 Option Grants," (ii) time-vested restricted stock which will vest on the fifth anniversary of the grant date if the officer remains employed by the Company on such date, subject to earlier vesting upon death, disability, retirement or a change in control of the Company, and (iii) performance-based restricted stock and performance shares which will vest or be earned based on the performance of the Company's Common Stock in relation to that of the Company's peer group companies, as described above under "- 1997 Long-Term Incentive Awards." The Subcommittee determined the size of the individual grants based on information furnished by the Committee's independent consulting firm relating to the long-term incentive compensation practices among other comparable companies. Based on the consulting firm's recommendations, the Subcommittee granted awards to each of the executive officers having a value, determined under the Black-Scholes valuation methodology and expressed as a percentage of annual salary, commensurate with long-term incentive awards to comparable executives at other comparable companies (after reducing the size of the 1997 option grants to reflect the fact that the Subcommittee granted these awards one year earlier than originally envisioned by the Committee in 1995, when it granted options intended to serve as a three-year long-term incentive compensation program). The 1997 option grants are intended to serve as a three-year option program covering 1997, 1998 and 1999. On the other hand, the Committee's 1997 grants of time-vested restricted stock and performance-based incentive shares are intended to constitute long-term incentive compensation for 1997 only. The Committee granted similar awards in 1998 and intends to grant additional such awards in 1999.

     Stock Retention Program. To provide an incentive for officers to acquire and hold Common Stock, the Compensation Committee adopted a stock retention program in 1993. Under this program, each executive officer who voluntarily purchased a specified number of shares of Common Stock in 1993 was awarded (i) an equal number of shares of restricted stock, all of which vested in 1996, and (ii) performance units entitling the officer to earn an additional number of shares of Common Stock equal to 40% of the number of shares purchased, all of which were earned during 1997, based on the appreciation of the market price of the Common Stock since 1993.

     OTHER BENEFITS. The Company maintains certain broad-based employee benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or the benefits that may be payable thereunder. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Stock so as to further align employees' and shareholders' financial interests. The Company also maintains the Stock Bonus Plan and ESOP, which serve to further align employees' and shareholders' interests.

     Additionally, the Company makes available to its officers a supplemental life insurance plan, supplemental benefits under its medical reimbursement plan, a supplemental retirement plan (which is described below under "- Supplemental Pension Plan"), a supplemental defined contribution plan, a supplemental 401(k) plan, and a disability salary continuation plan.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The criteria, standards and methodology used by the Committee and Subcommittee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those used with respect to all other executive officers, as described above. As discussed above under "- Salary," based on its review of data compiled by the Committee's independent consulting firm and other information, the Committee raised the salary of the Chief Executive Officer by 4.5% during 1997, to $470,500. Application of the Committee's compensation criteria also resulted in the Chief Executive Officer receiving for 1997 a bonus valued at 68.2% of his base salary consisting of $223,450 and 1,564 shares of restricted stock under the Company's Chairman/Chief Executive Officer short-term incentive program, in addition to a special bonus for extraordinary service of approximately $681,400. In addition, during 1997 the Chief Executive Officer was also granted 87,993 options, 1,616 shares of time-vested restricted stock, 1,615 shares of performance-based restricted stock and 1,616 performance shares, all of which are described further herein.

      Ernest Butler, Jr.  James B. Gardner     F. Earl Hogan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As indicated above, the members of the Compensation Committee include Ernest Butler, Jr., who, until February 1998, was an Executive Vice President and Director of Stephens Inc., which has provided investment banking services to the Company from time to time. The Compensation Committee maintains an Incentive Awards Subcommittee, composed solely of James B. Gardner and F. Earl Hogan, for purposes of, among other things, granting stock-based incentive awards and other types of performance-based compensation.

SUPPLEMENTAL PENSION PLAN

     The  Company  has  a  Supplemental  Executive   Retirement  Plan  (the
"Supplemental Pension Plan") pursuant to which each officer who has completed at least five years of service is entitled to receive a monthly payment upon retirement or, under certain circumstances, attainment of age
55. The following table reflects the annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Supplemental Pension Plan assuming retirement at age 65. Early retirement may be taken at age 55 by any person with 15 or more years of service, with reduced benefits.


               ANNUAL BENEFIT PAYABLE ON RETIREMENT

                                   Years of Service
                       ---------------------------------------------------
   Compensation            15           20            25            30
   ------------        ----------   -----------   ----------    ----------
    $ 300,000          $  67,500    $  90,000      $112,500      $135,000
      350,000             78,750      105,000       131,250       157,500
      400,000             90,000      120,000       150,000       180,000
      450,000            101,250      135,000       168,750       202,500
      500,000            112,500      150,000       187,500       225,000
      550,000            123,750      165,000       206,250       247,500
      600,000            135,000      180,000       225,000       270,000
      650,000            146,250      195,000       243,750       292,500
      700,000            157,500      210,000       262,500       315,000
      750,000            168,750      225,000       281,250       337,500
      800,000            180,000      242,000       300,000       360,000
      850,000            191,250      255,000       318,750       382,500


     The above table reflects the benefits payable under the Supplemental Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The amount of an officer's monthly payment under the Supplemental Pension Plan is equal to his number of years of service (up to a maximum of 30 years) multiplied by the difference between 1.5% of his average monthly compensation during the 36-month period within his last ten years of employment in which he received his highest compensation and 3 1/3% of his estimated monthly Social Security benefit.

     Under the Supplemental Pension Plan, the number of credited years of service at December 31, 1997 was over 30 years for Mr. Williams, 21 years for Mr. Post, 17 years for Mr. Hanks, 14 years for Mr. Ewing and 13 years for Mr. Perry, and the compensation upon which benefits are based is the aggregate amount reported for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary", "Bonus" and "Restricted Stock Awards," except that, for 1997, neither the amounts included under the "Bonus" column relating to the Company's special bonuses nor the amounts included under the "Restricted Stock Awards" column relating to the Time-Vested Restricted Shares awarded as a component of long-term incentive compensation will be included as compensation upon which such benefits are based. In 1997, the Company awarded as part of its long-term incentive compensation Time-Vested Restricted Shares valued in the following amounts as of the award date: Mr. Williams, $80,497; Mr. Post, $80,497; Mr. Hanks, $24,259; Mr. Perry, $24,259; and Mr. Ewing,
$24,259.

     Mr. Williams has the option of receiving retirement benefits under either the normal benefit formula for the Supplemental Pension Plan or under a separate benefit formula (the "Alternative Formula") that existed under a predecessor supplemental retirement plan in which he held grandfathered rights when the Supplemental Pension Plan was adopted. Under this Alternative Formula, Mr. Williams would be entitled upon retirement to receive an annual benefit equal to 65% of his highest annual salary during the last five years of employment. This benefit is reduced by (i) his Social Security benefit, determined as of the date of retirement, and (ii) the value of his Stock Bonus Plan and related PAYSOP accounts converted to a monthly annuity. The salary upon which benefits are based is the amount reported under the "Salary" column in the Summary Compensation Table appearing above. Currently, the benefits Mr. Williams would receive upon retirement under the Alternative Formula significantly exceed the benefits he would receive under the normal benefit formula of the Supplemental Pension Plan. The Company anticipates that this benefit level differential will continue for the foreseeable future.

EMPLOYMENT CONTRACT WITH CHAIRMAN AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has an employment agreement with Mr. Williams providing for, among other things, a minimum annual salary of $436,800, participation in all of the Company's employee benefit plans and use of the Company's aircraft. The agreement's initial three-year term has lapsed but the agreement remains in effect from year to year, subject to the right of Mr. Williams or the Company to terminate the agreement. If Mr. Williams is terminated without cause or resigns under certain specified circumstances, including following any change in control of the Company (defined substantially similarly to the definition below), he will be entitled to receive, in addition to all amounts to which he is entitled pursuant to the Company's termination policies then in effect, certain severance benefits, including (i) a lump sum cash payment equal to three times the sum of his annual salary plus the value of any cash and stock bonuses awarded to him during the prior year, (ii) any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, (iii) continued participation in the Company's employee benefit plans for three years and (iv) continued use of the Company's aircraft for one year on terms comparable to those previously in effect.

     The Company also has agreements with each of its executive officers (other than Mr. Williams) which entitle any such officer who is terminated without cause or resigns under certain specified circumstances within three years of any change in control of the Company (as defined below) to (i) receive a lump sum cash severance payment equal to three times the sum of such officer's annual salary plus the value of any cash and stock bonuses awarded to the officer during the prior year (which payment is in addition to all amounts which may be payable under the Company's termination policies then in effect), (ii) receive any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, and (iii) continue to receive certain health and life insurance benefits for three years.

     Under the above-referenced severance agreements, a "change in control" of the Company would be deemed to occur upon (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the combined voting power of the Company's voting securities,
(ii) a majority of the Company's directors being replaced during a two-year period, (iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) the occurrence of any event relating to the Company that would be required to be reported to the Securities and Exchange Commission under Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934.

     All employees with at least one year of service are entitled to receive a cash termination allowance under the Company's broad-based termination allowance plan if their service is terminated due to a workforce reduction, layoff or elimination of job categories. The payment is based on the number of years of service, but can in no event exceed 52 weeks of pay. Upon a change in control of the Company (defined substantially similarly to the definition above), employees have a vested right to receive the termination allowance then in effect if they are terminated without cause or suffer a 15% reduction in compensation within two years of the change in control.

     In the event of a change in control of the Company (defined substantially similarly to the definition above), the Company's benefit plans provide, among other things, that all restrictions on outstanding time-vested and performance-based restricted stock will lapse, all outstanding stock options will become fully exercisable, all performance shares will be earned, short-term incentive awards will be payable in full for the year in which the event occurs if merited based on the Company's annualized performance, phantom stock units credited under the Company's supplemental defined contribution plan will be converted into cash and held in trust, and post-retirement health and life insurance benefits will vest with respect to certain current and former employees. In addition, participants in the Supplemental Pension Plan who are terminated without cause or resign under certain specified circumstances within three years of the change in control will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years), determined in accordance with actuarial assumptions specified in the plan.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the peer group of ten companies described below, in each case assuming (i) the investment of $100 on January 1, 1993 at closing prices on December 31, 1992 and (ii) reinvestment of dividends.




                        [GRAPH OMITTED]




                                                       DECEMBER 31,
                      -----------------------------------------------------------------------------
                        1992           1993         1994         1995          1996         1997
                      -----------  ----------   ----------   -----------   -----------  -----------
Century                $100.00      $  91.07      $105.54       $114.85      $112.92      $184.10
S&P 500 Index          $100.00      $ 110.09      $111.85       $153.80      $189.56      $252.82
Peer Group{ (1)}       $100.00      $ 110.53      $103.36       $142.56      $153.11      $185.56


(1) The peer group consists of the ten telecommunications companies that for several years comprised the Value Line Telecommunications/Other Majors Index. Since the federal proxy rules were amended in the early 1990's to require the inclusion of performance graphs in proxy statements, the Company has compared its market performance against this particular index. In January 1998, Value Line renamed its telecommunications index and broadened its scope by adding 21 additional companies, several of which engage in lines of business different from the Company's. The Company believes that it is more appropriate to continue to compare its market performance against Value Line's predecessor index rather than Value Line's restructured index. The ten companies comprising the predecessor index are as follows: Aliant Communications, Inc., ALLTEL Corporation, Cincinnati Bell Inc., Citizens Utilities Company, COMSAT Corporation, Frontier Corporation, GTE Corporation, The Southern New England Telephone Company, Telephone & Data Systems, Inc., and the Company.


CERTAIN TRANSACTIONS

   The Company paid approximately $799,000 to Boles, Boles & Ryan, a professional law corporation, for legal services rendered to the Company in 1997. William R. Boles, Jr., a director of the Company since 1992, is President and a director and practicing attorney with such firm, which has provided legal services to the Company since 1968.

   During 1997, the Company paid approximately $790,000 to a real estate firm owned by the brother of Harvey P. Perry, the Company's Senior Vice President, Secretary and General Counsel. In exchange for such payments (a substantial portion of which were used to compensate subcontractors and vendors and to recoup other out-of-pocket costs), such firm provided a variety of services with respect to several of the Company's office sites and over 85 of its cellular tower sites in several states, including locating and analyzing properties suitable for acquisition as cellular tower sites, negotiating purchase terms with the land owners, and subleasing cellular tower space.

   During 1997, the Company purchased approximately $372,000 of electrical contracting services from a firm owned by the wife and son of Johnny Hebert, a director of the Company.

   During 1997, the Company purchased approximately $52,000 of maintenance services and other related aviation support services from Legacy Aviation, Inc., which has provided services to the Company since 1987. In 1995, Clarke M. Williams, the Company's Chairman of the Board, purchased Legacy Aviation, Inc. from unaffiliated parties.

   During 1997, the Company paid in the ordinary course of business approximately $107,239 for automobiles, computers and certain services from companies owned and operated by Calvin Czeschin and his family. Mr. Czeschin is a director of the Company.

   For further information see "Compensation Committee Interlocks and Insider Participation."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Securities Exchange Act of 1934 requires the Company's executive officers and directors, among others, to file certain beneficial ownership reports with the SEC. During 1997, all such reports were timely filed.


             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        KPMG Peat Marwick LLP, independent certified public accountants for the Company for 1997, has been selected by the Board to serve again in that capacity for 1998. A representative of such firm is expected to attend the Meeting and will be available to respond to appropriate questions.


                           OTHER MATTERS

QUORUM AND VOTING OF PROXIES

        The presence, in person or by proxy, of a majority of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum to organize the Meeting. If a quorum is present, directors will be elected by plurality vote and, as such, withholding authority to vote in the election of directors will not affect whether the proposed nominees named herein are elected.

        Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers may vote in their discretion on matters when they have not received voting instructions from beneficial owners unless the matter is a non-routine, "non-discretionary" item. According to the New York Stock Exchange, brokers who do not receive such instructions will be entitled to vote in their discretion with respect to the Company's election of directors. If brokers who do not receive voting instructions do not exercise such discretionary voting power (a "broker non-vote"), shares that are not voted will be treated as present for purposes of constituting a quorum to organize the Meeting but not present with respect to the election of directors. Because the election of directors must be approved by plurality vote, broker non-votes with respect to these proposals will not affect the outcome of the voting.

        Voting Shares represented by all properly executed proxies received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees.

        Management is unaware of any matter for action by shareholders at the Meeting other than the election of directors. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

SHAREHOLDER NOMINATIONS AND PROPOSALS

        In order to be eligible for inclusion in the Company's 1999 proxy materials pursuant to the federal proxy rules, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by November 23, 1998. In addition, the Company's by-laws provide that shareholders intending to nominate a director or bring any other matter before a shareholders' meeting must furnish timely written notice. In general, notice must be received by the Secretary of the Company between October 9, 1998 and February 26, 1999 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the shareholder proposing such matters. If the date of the 1999 annual meeting is more than 30 days earlier or later than May 7, 1999, notice must be received by the Secretary of the Company within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made. The Company will be permitted to disregard any nomination or other matter that fails to comply with these by-law procedures.

                              By Order of the Board of Directors


                              /s/ Harvey P. Perry

                              Harvey P. Perry
                              Secretary

Dated:  March 19, 1998




                                    PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     CENTURY TELEPHONE ENTERPRISES, INC.

             The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 7, 1998, and at any and all adjournments thereof (the "Meeting").

1.  To elect five Class I Directors.

    FOR __  all nominees listed below     WITHHOLD  AUTHORITY _____ to vote
               (except as marked to the                    for all nominees
                contrary below)                            listed below


    INSTRUCTIONS:   TO  WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

       William R. Boles, Jr.          W. Bruce Hanks        C.G. Melville, Jr.

                    Glen F. Post, III            Clarke M. Williams

2. In their discretion to vote upon such other business as may properly come before the Meeting.


                            (Please See Reverse Side)


===============================================================================




THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES.






     ________________      _______________________________
           DATE                   NAME (PLEASE PRINT)

                                   Please sign exactly as name appears on the
  ____________________________     certificate or certificates representing
           SIGNATURE               shares to be voted by this proxy.  When
                                   signing as executor, administrator,
                                   attorney, trustee or guardian, please give
  ____________________________     full title as such.  If a corporation,
      ADDITIONAL SIGNATURE         please sign in full corporate name
       (IF JOINTLY HELD)           by president or other authorized officer.
                                   If a partnership, please sign in partnership name by authorized persons.

                                    PROXY
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      CENTURY TELEPHONE ENTERPRISES, INC.

             The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 7, 1998 (the "Meeting"), and at any and all adjournments thereof.


1.  To elect five Class I Directors.

    FOR __  all nominees listed below     WITHHOLD  AUTHORITY _____ to vote
               (except as marked to the                    for all nominees
                contrary below)                            listed below


    INSTRUCTIONS:   TO  WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

       William R. Boles, Jr.          W. Bruce Hanks        C.G. Melville, Jr.

                    Glen F. Post, III            Clarke M. Williams

2. In their discretion to vote upon such other business as may properly come before the Meeting.


                            (Please See Reverse Side)


===============================================================================




THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES.


                                 ----------------------------------------------------------------------------------
                                      LONG-TERM SHARES           SHORT-TERM SHARES            TOTAL VOTES
                                    (10 votes per share)         (1 vote per share)
-------------------------------------------------------------------------------------------------------------------
   DIVIDEND REINVESTMENT
       VOTING SHARES
-------------------------------------------------------------------------------------------------------------------
  ALL OTHER VOTING SHARES
-------------------------------------------------------------------------------------------------------------------
                                 GRAND TOTAL OF YOUR VOTES
                                 ----------------------------------------------------------------------------------






     ________________      _______________________________
           DATE                   NAME (PLEASE PRINT)

                                   Please sign exactly as name appears on the
  ____________________________     certificate or certificates representing
           SIGNATURE               shares to be voted by this proxy.  When
                                   signing as executor, administrator,
                                   attorney, trustee or guardian, please give
  ____________________________     full title as such.  If a corporation,
      ADDITIONAL SIGNATURE         please sign in full corporate name
       (IF JOINTLY HELD)           by president or other authorized officer.
                                   If a partnership, please sign in partnership name by authorized persons.

                VOTING  INSTRUCTIONS  OF  NAMED  FIDUCIARY - ESOP SHARES

     The undersigned, acting as a "Named Fiduciary" of the Century Telephone Enterprises, Inc. Employee Stock Ownership Plan and Trust, as amended (the "ESOP"), hereby instructs Regions Bank (the "Trustee"), as trustee of the ESOP, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 7, 1998, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the ESOP account of the undersigned as of December 31, 1997, in accordance with the provisions of the ESOP (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the ESOP) that are attributable to all shares of the Company's common stock held by the Trustee as of December 31, 1997 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1.  To elect five Class I Directors.
   Undersigned's
    Allocable
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                         all nominees
                      marked to the contrary                   listed below
                      below)
   Undersigned's
   Proportionate
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                          all nominees
                      marked to the contrary                    listed below
                      below)

   INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH  THE  NOMINEE'S  NAME  IN  THE LIST
                    BELOW:
 Undersigned's Allocable Votes:     William R. Boles, Jr. / W. Bruce Hanks  /
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams
 Undersigned's Proportionate Votes: William R. Boles, Jr. / W. Bruce Hanks/
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams

2. In its discretion to vote upon such other business as may properly come before the Meeting.





                              (Please See Reverse Side)


===============================================================================




     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees.



Date: ______, 1998         __________________________________________________
                                        Signature  of  Participant



                                                       Number of
                                                       Allocated Shares
                                                       as of December 31,
                                                       1997:







Please mark, sign, date and return these instructions promptly using the enclosed envelope.

   VOTING  INSTRUCTIONS  OF  NAMED FIDUCIARY - STOCK BONUS PLAN SHARES

     The undersigned, acting as a "Named Fiduciary" of the Century Telephone Enterprises, Inc. Stock Bonus Plan, PAYSOP and Trust, as amended (the "Stock Bonus Plan"), hereby instructs Regions Bank (the "Trustee"), as trustee of the Stock Bonus Plan, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 7, 1998, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock (except for PAYSOP shares) held by the Trustee and credited to the Stock Bonus Plan account of the undersigned as of December 31, 1997, in accordance with the provisions of the Stock Bonus Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Stock Bonus Plan) that are attributable to all shares of the Company's common stock (except for PAYSOP shares) held by the Trustee as of December 31, 1997 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1.  To elect five Class I Directors.
   Undersigned's
    Allocable
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                         all nominees
                      marked to the contrary                   listed below
                      below)
   Undersigned's
   Proportionate
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                          all nominees
                      marked to the contrary                    listed below
                      below)

   INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH  THE  NOMINEE'S  NAME  IN  THE LIST
                    BELOW:
 Undersigned's Allocable Votes:     William R. Boles, Jr. / W. Bruce Hanks  /
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams
 Undersigned's Proportionate Votes: William R. Boles, Jr. / W. Bruce Hanks/
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams

2. In its discretion to vote upon such other business as may properly come before the Meeting.





                           (Please See Reverse Side)



===============================================================================



     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees.





Date: _______, 1998         __________________________________________________
                                         Signature  of  Participant



                                                   Number of
                                                   Allocated Shares
                                                   as of December 31,
                                                   1997:






  Please mark, sign, date and return these instructions promptly using the enclosed envelope.

                   VOTING INSTRUCTIONS - PAYSOP SHARES

             The undersigned hereby instructs Regions Bank (the "Trustee"), as trustee of the Century Telephone Enterprises, Inc. Stock Bonus Plan, PAYSOP and Trust, as amended (the "Stock Bonus Plan"), to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 7, 1998, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the PAYSOP account of the undersigned as of December 31, 1997, in accordance with the provisions of the Stock Bonus Plan (the "Undersigned's Votes").

1.  To elect five Class I Directors.

    FOR ____ all nominees listed below   WITHHOLD  AUTHORITY _____ to vote for
             (except as marked to the                              all nominees
             contrary below)                                       listed below

    INSTRUCTIONS:   TO  WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:


      William R. Boles, Jr.         W. Bruce Hanks        C.G. Melville, Jr.

                      Glen F. Post, III        Clarke M. Williams




2. In its discretion to vote upon such other business as may properly come before the Meeting.


                              (Please See Reverse Side)



===============================================================================




     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given, the Undersigned's Votes will be cast for the nominees.




Date: ______, 1998         __________________________________________________
                                    Signature  of  Participant





                                                   Number of
                                                   Allocated Shares
                                                   as of December 31,
                                                   1997:





  Please mark, sign, date and return these instructions promptly using the enclosed envelope.

   VOTING INSTRUCTIONS OF NAMED FIDUCIARY  -  RETIREMENT SAVINGS PLAN SHARES
             The undersigned, acting as a "Named Fiduciary" of the Century Telephone Enterprises, Inc. Retirement Savings Plan for Bargaining Unit
Employees and Trust, as amended (the "Retirement Savings Plan"), hereby instructs Merrill Lynch Trust Company, FSB (the "Trustee"), as trustee of the Retirement Savings Plan, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 7, 1998, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the Retirement Savings Plan account of the undersigned as of March 9, 1998, in accordance with the provisions of the Retirement Savings Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Retirement Savings Plan) that are attributable to all shares of the Company's common stock held by the Trustee as of March 9, 1998, that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1.  To elect five Class I Directors.

   Undersigned's
    Allocable
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                             all nominees
                      marked to the contrary                       listed below
                      below)
   Undersigned's
   Proportionate
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                             all nominees
                      marked to the contrary                       listed below
                      below)

   INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH  THE  NOMINEE'S  NAME  IN  THE LIST
                    BELOW:
 Undersigned's Allocable Votes:     William R. Boles, Jr. / W. Bruce Hanks  /
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams
 Undersigned's Proportionate Votes: William R. Boles, Jr. / W. Bruce Hanks/
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams


2. In its discretion to vote upon such other business as may properly come before the Meeting.




                            (Please See Reverse Side)


===============================================================================



    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees.




Date: ________, 1998         _______________________________________________
                                    Signature  of  Participant




    Name of Participant:                         Number of
                                                 Allocated Shares
    ..................................           as of March 9,
    Mailing Address:                             1998:

                                                 ....................




   Please mark, sign, date and return these instructions promptly using the enclosed envelope.

     VOTING  INSTRUCTIONS OF NAMED FIDUCIARY - DOLLARS & SENSE PLAN SHARES
             The undersigned, acting as a "Named Fiduciary" of the Century Telephone Enterprises, Inc. Dollars & Sense Plan and Trust, as amended (the "Dollars & Sense Plan"), hereby instructs Merrill Lynch Trust Company, FSB (the "Trustee"), as trustee of the Dollars & Sense Plan, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 7, 1998, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the Dollars & Sense Plan account of the undersigned as of March 9, 1998, in accordance with the provisions of the Dollars & Sense Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Dollars & Sense Plan) that are attributable to all shares of the Company's common stock held by the Trustee as of March 9, 1998 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1.  To elect five Class I Directors.

   Undersigned's
    Allocable
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                             all nominees
                      marked to the contrary                       listed below
                      below)
   Undersigned's
   Proportionate
     Votes: FOR _____ all nominees listed  WITHHOLD AUTHORITY _____ to vote for
                      below (except as                             all nominees
                      marked to the contrary                       listed below
                      below)

   INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    STRIKE A LINE THROUGH  THE  NOMINEE'S  NAME  IN  THE LIST
                    BELOW:
 Undersigned's Allocable Votes:     William R. Boles, Jr. / W. Bruce Hanks  /
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams
 Undersigned's Proportionate Votes: William R. Boles, Jr. / W. Bruce Hanks/
                                    C.G. Melville, Jr. / Glen F. Post, III /
                                    Clarke M. Williams


2. In its discretion to vote upon such other business as may properly come before the Meeting.


                               (Please See Reverse Side)


===============================================================================




 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees.




Date: ________, 1998       _______________________________________________
                                 Signature  of  Participant



    Name of Participant:                         Number of
                                                 Allocated Shares
    ..................................           as of March 9,
    Mailing Address:                             1998:

                                                 ....................




     Please mark, sign, date and return these instructions promptly using the enclosed envelope.